Exhibit 23.9

CONSENT OF DATA & CONSULTING SERVICES
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

        We hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement of BreitBurn Energy Partners L.P. (the "Partnership") on Form S-3 with respect to the oil and gas reserves of Quicksilver Resources, Inc.'s Northeast Operations, as of December 31, 2004, 2005, 2006 and 2007, which information has been included or incorporated by reference in this Registration Statement on Form S-3 in reliance upon the reports of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading "Experts" in the prospectus, which is part of such Registration Statement.

Data & Consulting Services Division of Schlumberger Technology Corporation /s/ Charles M. Boyer II By: Charles M. Boyer II, P.G. Title: Operations Manager Pittsburgh Consulting Services
Pittsburgh, Pennsylvania October 14, 2008